13D

CUSIP No. 374396109

EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

/s/ Vinod Khosla		Date: June 16, 2016
Vinod Khosla

VK SERVICES, LLC

By:	/s/ Vinod Khosla	Date: June 16, 2016
Vinod Khosla, Manager

KHOSLA VENTURES ASSOCIATES I, LLC

By:	/s/ Vinod Khosla	Date: June 16, 2016
Vinod Khosla, Managing Member

KHOSLA VENTURES ASSOCIATES III, LLC

By:	/s/ Vinod Khosla	Date: June 16, 2016
Vinod Khosla, Managing Member

KHOSLA VENTURES I, L.P.

By:	Khosla Ventures Associates I, LLC, a Delaware limited liability company and general partner of KhoslaVentures I, LP

By:	/s/ Vinod Khosla	Date: June 16, 2016
Vinod Khosla, Managing Member

KHOSLA VENTURES III, L.P.

By:	Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of KhoslaVentures III, LP

By:	/s/ Vinod Khosla	Date: June 16, 2016
Vinod Khosla, Managing Member